UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 17, 2007

(Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.015.03. Other EventsAmendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2007, the New York State Public Service Commission (the "Commission") granted Corning Natural Gas Corporation ("Corning") a 2.5% ($681,000) rate increase effective December 17, 2007. Corning's press release announcing the increase is attached as Exhibit 99.1. In addition, the Commission allowed Corning to retain $250,000 in revenue from gas producers relevant to producer interconnects with the Corning system.

Pursuant to General Instruction B, subsection 2, of Form 8-K, Exhibit 99.1 is not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, but is instead furnished as required by that section.

The press release includes forward-looking statements within the meaning of the federal securities laws with respect to Corning's future operations and, as such, concerns matters that are not historical facts.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.  Reference is made to Cornings filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2006, its quarterly reports on Form 10-Q, and other periodic filings for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and Corning undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Corning Natural Gas Corporation dated December 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation By: _________________________________/s/ Fi Sarhangi Name: Michael I. German Title: President and Chief Executive Officer
Dated: December 20, June __2007

EXHIBIT INDEX

Exhibit Number Description

99.1 Press Release of Corning Natural Gas Corporation dated December 14, 2007.